Exhibit 99.1

Allied Nevada Files Updated Technical Report for Hycroft

April 9, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) today announced that it has filed a technical report (the “Report”), entitled “Technical Report, Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA” and dated April 9, 2012. The technical report has been prepared pursuant to Canadian Securities Administrators’ National Instrument 43-101, and may be found at www.alliednevada.com (Properties > Hycroft Mine > Technical Reports) or under the Company’s profile at www.sedar.com.

The Report supports the disclosure contained in the Company’s news release issued on February 23, 2012, announcing the results of an updated Mineral Reserve and Resource estimate.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.